Exhibit 2.4

List of Omitted Schedules to that certain Agreement and Plan of Merger,

by and among Brookfield DTLA Holdings LLC, Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., Brookfield DTLA Fund Properties LLC, MPG Office Trust, Inc. and MPG Office, L.P.

Dated as of April 24, 2013 and as amended by that Waiver and First Amendment to Agreement and Plan of Merger, dated as of May 19, 2013 and that Second Amendment to Agreement and Plan of Merger, dated as of July 10, 2013

Pursuant to Item 601(b)(2) of Regulation S-K, Brookfield DTLA Fund Office Trust Investor Inc. hereby agrees to furnish supplementally a copy of any omitted schedule identified below to the Securities and Exchange Commission upon request.

OMITTED SCHEDULES

MPG Disclosure Schedule Section 1.01(b)	Knowledge of the Company
MPG Disclosure Schedule Section 4.01(c)	Subsidiaries
MPG Disclosure Schedule Section 4.01(e)	Ownership of Subsidiaries
MPG Disclosure Schedule Section 4.02(c)	Company Stock Rights
MPG Disclosure Schedule Section 4.02(d)	Voting Agreements
MPG Disclosure Schedule Section 4.02(e)	Certain Company Stock Obligations of the Company
MPG Disclosure Schedule Section 4.02(f)	Partnership Capitalization
MPG Disclosure Schedule Section 4.02(g)	Loan Documents
MPG Disclosure Schedule Section 4.02(h)	Certain Contractual Obligations
MPG Disclosure Schedule Section 4.04(a)	Conflicts
MPG Disclosure Schedule Section4.04(b)	Governmental Authority Consents
MPG Disclosure Schedule Section 4.05	Permits; Compliance with Law
MPG Disclosure Schedule Section 4.06(b)	Financial Statements
MPG Disclosure Schedule Section 4.06(d)	Balance Sheet Liabilities or Obligations
MPG Disclosure Schedule Section 4.07	Certain Changes or Events
MPG Disclosure Schedule Section 4.08	Litigation
MPG Disclosure Schedule Section 4.09(a)	Employee Benefit Plans
MPG Disclosure Schedule Section 4.09(e)	Accelerated Vesting
MPG Disclosure Schedule Section 4.09(f)	Post-Employment Benefits
MPG Disclosure Schedule Section 4.12(a)	Company Property
MPG Disclosure Schedule Section 4.12(b)	Pending Transactions Regarding Real Property or Personal Property
MPG Disclosure Schedule Section 4.12(d)	Condemnation, Expropriation, Eminent Domain or Rezoning Proceedings
MPG Disclosure Schedule Section 4.12(e)	Company Leases
MPG Disclosure Schedule Section 4.12(f)	Company Ground Leases
MPG Disclosure Schedule Section 4.12(g)	Options on Company Property; Ground Leases (Landlord)
MPG Disclosure Schedule Section4.12(h)	Certain Management Agreements
MPG Disclosure Schedule Section 4.12(i)	Participation Agreements
MPG Disclosure Schedule Section 4.12(j)	Specified Obligations Relating to Disposed Properties
MPG Disclosure Schedule Section 4.12(k)	Brokerage Agreements
MPG Disclosure Schedule Section 4.12(l)	Security Deposits
MPG Disclosure Schedule Section 4.14(c)	Tax Return Extensions
MPG Disclosure Schedule Section 4.14(h)	Notices of Tax Audit
MPG Disclosure Schedule Section 4.15(a)	Environmental Laws and Permits
MPG Disclosure Schedule Section 4.15(b)	Hazardous Substances
MPG Disclosure Schedule Section 4.15(c)	Notice or Claims Under Environmental Laws

Exhibit 2.4

MPG Disclosure Schedule Section 4.15(d)	Environmental Liability
MPG Disclosure Schedule Section 4.15(e)	Other Environmental Conditions
MPG Disclosure Schedule Section 4.16	Material Contracts
MPG Disclosure Schedule Section 4.19	Insurance
MPG Disclosure Schedule Section 4.20	Related Party Transactions
MPG Disclosure Schedule Section 4.23	Outside Legal, Accounting and Financial Advisors
MPG Disclosure Schedule Section 6.01(b)	Conduct of Business
MPG Disclosure Schedule Section 7.03	Form of Access Agreement
MPG Disclosure Schedule Section 7.05(d)	Loan Consent Reserves
MPG Disclosure Schedule Section 7.07(a)	Indemnification
MPG Disclosure Schedule Section 7.07(b)	Indemnification Agreements
MPG Disclosure Schedule Section 7.11)	Form of Officer’s Certificate
MPG Disclosure Schedule Section 7.13	Director Resignations
MPG Disclosure Schedule Section 8.02(e)	Form of REIT Opinion
MPG Disclosure Schedule Section 8.02(f)	Required Consents

Brookfield DTLA Disclosure Schedule Section 5.07	Ownership of Sub REIT, REIT Merger Sub and Partnership Merger Sub
Brookfield DTLA Disclosure Schedule Section 5.08	No Ownership of Company Capital Stock